SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
                                      1934

       Date of Report (Date of earliest event reported) February 22, 2005

                             Auto Data Network, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                        000-24609             13-3944580
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                 File Number)       Identification No.)

                 712 Fifth Avenue, 19th Floor New York, NY 10019
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (212) 897-6848

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12 )

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01 Other Events

On February 22, 2005, the Company was notified that the Company's common stock would be delisted from the OTC Bulletin Board at the opening of business on Wednesday, February 23, 2005 because the Company had failed to timely file a completed Form 10-K for the fiscal year ended February 29, 2004. The Company is seeking to have that filing deemed to be timely filed and intends to then reapply for listing.

In that connection, the Company announced that the filing was deemed untimely because the Company's independent auditor which reported on financial statements in that filing was subsequently determined to be not current in its registration with the Public Company Accounting Oversight Board. The independent auditor mistakenly believed that certain PCAOB rules made such registration unnecessary. The independent auditor has since applied for registration. If the PCAOB does not accept that registration shortly, the Company intends to seek to engage another PCAOB registered independent auditor and seek to make its reporting status current as soon as practicable.

                           - Signature on next page -


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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Auto Data Network, Inc.
by: /s/ Christopher Glover
------------------------------------

Chief Executive Officer and Chairman
February 25, 2005